================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                            SCHEDULE 14A INFORMATION
                                 Proxy Statement
       (Pursuant to Section 14(a) of the Securities Exchange Act of 1934)

Filed by the Registrant  |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:
|_|   Preliminary Proxy Statement
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Materials Pursuant to Section 240.14a-11(c) or Section
      240.14a-12

                          PEDIATRIX MEDICAL GROUP, INC.
                (Name of Registrant as specified in its Charter)


                          PEDIATRIX MEDICAL GROUP, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee Required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        (1) Title of each class of securities to which transaction applies:

        (2) Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        (4) Proposed maximum aggregate value of transaction:

        (5) Total fee paid:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount Previously Paid:

        (2) Form, Schedule or Registration Statement no.:

        (3) Filing Parties:

        (4) Date Filed:
================================================================================

                          PEDIATRIX MEDICAL GROUP, INC.
                        --------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 2, 1999
                        ---------------------------------



To the Shareholders of
Pediatrix Medical Group, Inc.

         NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Shareholders of Pediatrix Medical Group, Inc., a Florida corporation (the "Company"), will be held at 10:00 a.m., local time, on Wednesday, June 2, 1999, at the Sheraton Suites, 311 North University Drive, Plantation, Florida, 33324 for the following purposes:

(1) To elect five members to the Company's Board of Directors to hold office until their terms shall expire or until their successors are duly elected and qualified;

(2) To transact such other business as may properly come before the meeting and any adjournments thereof.

         The Board of Directors has fixed the close of business on April 26, 1999 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

         Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.


                                         By Order of the Board of Directors,



                                         Roger J. Medel, M.D., M.B.A.
                                         President and Chief Executive Officer


Ft. Lauderdale, Florida
May 7, 1999


THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                         ANNUAL MEETING OF SHAREHOLDERS

                                       OF

                          PEDIATRIX MEDICAL GROUP, INC.

                        --------------------------------

                                 PROXY STATEMENT
                        --------------------------------


                     DATE, TIME AND PLACE OF ANNUAL MEETING

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Pediatrix Medical Group, Inc., a Florida corporation (the "Company"), of proxies from the holders of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), for use at the 1999 Annual Meeting of Shareholders of the Company, to be held on the 2nd day of June, 1999, at the Sheraton Suites, 311 North University Drive, Plantation, Florida 33324 or any adjournment(s) thereof (the "Annual Meeting"), pursuant to the enclosed Notice of Annual Meeting. The approximate date this Proxy Statement and the enclosed form of proxy are first being sent to holders of Common Stock is May 7, 1999. The complete mailing address, including zip code, of the principal executive offices of the Company is 1455 North Park Drive, Ft. Lauderdale, Florida 33326.

                          INFORMATION CONCERNING PROXY

         The enclosed proxy is solicited on behalf of the Board of Directors of the Company. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Secretary of the Company at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

         The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone and facsimile. They will receive no compensation therefor in addition to their regular salaries. Arrangements will be made with banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company will reimburse such persons for their expenses in so doing.

                             PURPOSES OF THE MEETING

         At the Annual Meeting, the Company's shareholders will consider and vote upon the following matters:

         1. The election of five directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified;

         2. Such other business as may properly come before the Annual Meeting, including any adjournments thereof;

         Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted (i) FOR the election of the five nominees for director named below; (ii) in favor of all other proposals as may properly come before the Annual Meeting. In the event a shareholder specifies a different choice by means of the enclosed proxy, his shares will be voted in accordance with the specification so made.

                      OUTSTANDING SHARES AND VOTING RIGHTS

         The Board of Directors has set the close of business on April 26, 1999 (the "Record Date"), as the record date for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date there were 15,502,022 shares of Common Stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Holders of Common Stock are entitled to one vote per share on each matter that is submitted to shareholders for approval.

         The attendance, in person or by proxy, of the holders of shares of Common Stock representing a majority of the outstanding shares of such stock is necessary to constitute a quorum. For purposes of electing directors at the Annual Meeting, the nominees receiving the greatest number of votes of Common Stock shall be elected as directors. Any other matter that may be submitted to a vote of the shareholders will be approved if the number of shares of Common Stock voted in favor of the matter exceeds the number of votes in opposition of the matter, unless otherwise required by law or the Company's Articles of Incorporation or Bylaws. Abstentions are considered as shares present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the shareholders for a vote, but are not counted as votes "for" or "against" any matter. The inspectors of election will treat shares referred to as "broker or nominee non-votes" (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of any matter as to which the proxies reflect broker or nominee non-votes, shares represented by such proxies will be treated as not present and not entitled to vote on that subject matter and therefore will not be considered by the inspectors of election when counting votes cast on the matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters.) If less than a majority of the outstanding shares of Common Stock are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting from time-to-time without further notice.


                               SECURITY OWNERSHIP

         The following table sets forth information with respect to the beneficial ownership of the Company's Common Stock as of April 26, 1999 by (a) each person known to the Company to own beneficially more than five percent of the Company's outstanding Common Stock, (b) each director (including nominees) who owns any such shares, (c) each Named Executive Officer who owns any such shares (see "Executive Compensation and Other Information--Summary of Cash and Certain Other Compensation"), and (d) the directors and executive officers of the Company as a group:

                                                                                       Common Stock
                                                                                  Beneficially Owned(2)
                                                                                  ---------------------
Name of Beneficial Owner(1)                                                   Shares                Percent
---------------------------                                                   ------                -------
Roger J. Medel, M.D., M.B.A.(3)...................................           1,656,875                10.06%
Lawrence M. Mullen(4).............................................             190,760                 1.21%
Karl B. Wagner (5) ...............................................              15,036                 *
Kristen Bratberg (6)..............................................             153,702                 *
Bruce A. Jordan (7)...............................................              13,436                 *
M. Douglas Cunningham, M.D.(8)....................................              50,300                 *
Cesar L. Alvarez(9)...............................................               5,000                 *
Michael B. Fernandez(10)..........................................               7,400                 *
Waldemar A. Carlo, M.D.(11).......................................                 200                 *
Denver Investment Advisors LLC (12)...............................             820,900                 5.30%
Pilgrim Baxter & Associates (13)..................................           1,471,600                 9.49%
Putnam Investments, Inc. (14).....................................           2,195,312                14.16%
Franklin Resources, Inc. (15).....................................           1,146,100                 7.39%
Zak Capital, Inc. (16)............................................             877,335                 5.66%
Wasatch Advisors, Inc.(17)........................................           1,770,290                11.42%
All directors and executive officers
  as a group (8 persons)(18)......................................           2,092,509                12.39%

----------------------
*      Less than one percent.
(1) Unless otherwise indicated, the address of each of the beneficial owners identified is 1455 North Park Drive, Ft. Lauderdale, Florida 33326.
(2) Based on 15,502,022 shares of Common Stock outstanding. Pursuant to the rules of the Securities and Exchange Commission (the "Commission"), certain shares of Common Stock which a person has the right to acquire within 60 days of April 26, 1999 pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(3) Includes (i) 240 shares owned by Dr. Medel's children, as to which Dr. Medel disclaims beneficial ownership, (ii) 643,665 shares held by Medel Family Limited Partnership, L.P., a Delaware limited partnership, (iii) 27,970 shares held by Medel Investments, Inc., a Nevada corporation, (iv) 25,000 shares directly owned (v) 920,000 shares subject to presently exercisable options, and (vi) 40,000 shares subject to presently exercisable options held by his wife.
(4) Includes (i) 7,427 shares directly owned, 2,427 of which were acquired through the Employee Stock Purchase Plan, and (ii) 183,333 shares subject to presently exercisable options.
(5)    Includes (i) 35 shares  accumulated through the Company's 401(k)
       Thrift and Profit Sharing Plan, and (ii) 15,001 shares subject to presently exercisable options.
(6) Includes (i) 3,702 shares directly owned, 2,702 of which were acquired through the Employee Stock Purchase Plan and (ii) 150,000 shares subject to presently exercisable options.
(7) Includes (i) 103 shares directly owned which were acquired through the Employee Stock Purchase Plan, and (ii) 13,333 shares subject to presently exercisable options.
(8) Includes (i) 300 shares directly owned, and (ii) 50,000 shares subject to presently exercisable options. (9) All 5,000 shares are subject to presently exercisable options. The address of Mr. Alvarez is 1221 Brickell Avenue, 22nd Floor, Miami, Florida 33131.
(10) Includes 5,000 shares which are subject to presently exercisable options. The address of Mr. Fernandez is 2333 Ponce de Leon Boulevard, Suite 303, Coral Gables, Florida 33134.
(11) Includes 200 shares owned by Dr. Carlo's child as to which Dr. Carlo disclaims beneficial ownership.
(12) Denver Investment Advisors LLC, a registered investment advisor, is deemed to have beneficial ownership of 820,900 shares, based upon the most recent Schedule 13G filing. The address of Denver Investment Advisors is 1225 17th Street, 26th Floor, Denver, Colorado 80202.
(13) Pilgrim Baxter & Associates, a registered investment advisor, is deemed to have beneficial ownership of 1,471,600 shares based upon the most recent Schedule 13G. The address of Pilgrim Baxter and Associates is 825 Duportail Road, Wayne, Pennsylvania 19087.
(14) Putnam Investments, Inc., a registered investment advisor, is deemed to have beneficial ownership of 2,195,312 shares based upon the most recent
       Schedule 13G. The address of Putnam Investments, Inc. is One Post Office Square, Boston, Massachusetts 02109.
(15) Franklin Resources, a registered investment advisor, is deemed to have beneficial ownership of 1,146,100 shares based on the most recent
       Schedule 13G. The address of Franklin Resources, Inc. is 777 Mariner's Island Boulevard, San Mateo, California 94404.
(16) Zak Capital, Inc., a registered investment advisor, is deemed to have beneficial ownership of 877,335 shares based on the most recent Schedule 13G. The address of Zak Capital, Inc. is 100 N. Sixth Street, Ste. 476 A, Minneapolis, MN 55403.
(17) The Company has been advised of the following: Wasatch Advisors, Inc. is the investment advisor to Wasatch Funds, Inc., a registered investment company comprised of a series of funds, and to a number of private client accounts. No single fund and no single private account owns 5% or more of the Company. The funds and private accounts hold the Company's shares solely for investment purposes, with no intent to control the business or affairs of the Company. The address of Wasatch Advisors, Inc. is 150 Social Hall Avenue, Salt Lake City, Utah 84111.
(18)   Includes 1,381,667 shares subject to presently exercisable options.

                              ELECTION OF DIRECTORS

                                (Proposal No. 1)

         The Company's Amended and Restated Articles of Incorporation provide that the number of directors constituting the Company's Board of Directors shall consist of not less than one member, the exact number of directors to be determined from time to time by resolution adopted by the Board of Directors. The Company's Bylaws provide that the number of directors shall be fixed from time to time, within the limits specified by the Articles of Incorporation, by resolution of the Board of Directors. The Board of Directors has fixed five as the number of directors that will constitute the Board for the ensuing year. Each director elected at the Annual Meeting will serve for a term expiring at the 2000 Annual Meeting of Shareholders, expected to be held in May 2000, or until his successor has been duly elected and qualified.


Nominees

         Each of the incumbent directors has been nominated as a director to be elected at the Annual Meeting by the holders of Common Stock and proxies will be voted for such persons absent contrary instructions. See "Management -- Executive Officers and Directors" for the biographies of the incumbent directors. Additionally, Waldemar A. Carlo, M.D. is a director nominee.

         Waldemar A. Carlo, M.D., age 46, is a director nominee. Dr. Carlo has served as Professor of Pediatrics and Director of the Division of Neonatology at the University of Alabama at Birmingham Medical School since 1991. Dr. Carlo has also served as Director of Newborn Nurseries at the University of Alabama Medical Center and the Children's Hospital of Alabama since 1991. Dr. Carlo participates as a member of several medical and professional organizations. He has also received numerous research awards and grants and has lectured extensively, both nationally and internationally.

         The Board of Directors has no reason to believe that any nominee will refuse to act or be unable to accept election; however, in the event that a nominee for a directorship is unable to accept election or if any other unforeseen contingencies should arise, it is intended that proxies will be voted for the remaining nominees and for such other person as may be designated by the Board of Directors, unless it is directed by a proxy to do otherwise.

         Dr. Medel has served as Director since 1980. Mr. Fernandez has served as a director since October 1995. Dr. Cunningham has served as a director since October 1996, and Mr. Alvarez has served as a director since March 1997.

                                   MANAGEMENT


Executive Officers and Directors

         The executive officers and directors of the Company are as follows:

                    Name                           Age                      Position with the Company
---------------------------------------------     -------      -----------------------------------------------------
Roger J. Medel, M.D., M.B.A .............           52         President, Chief Executive Officer and Director
Lawrence M. Mullen ......................           56         Vice President and Chief Operating Officer
Karl B. Wagner ..........................           33         Vice President and Chief Financial Officer
Kristen Bratberg ........................           37         Vice President, Business Development
Bruce A. Jordan .........................           45         Vice President, General Counsel and Corporate
                                                               Secretary
M. Douglas Cunningham, M.D...............           59         Director
Cesar L. Alvarez(2) .....................           51         Director
Michael B. Fernandez(1)(2)...............           45         Director

-----------------
(1)      Member of Compensation Committee
(2)      Member of Audit Committee.

         Roger J. Medel, M.D. M.B.A. has held the position of President, Chief Executive Officer and director of Pediatrix since he founded the Company in 1979 with Dr. Gregory Melnick. Dr. Medel has been an instructor in pediatrics at the University of Miami and participates as a member of several medical and professional organizations. Dr. Medel also holds a Masters Degree in Business Administration from the University of Miami. Dr. Medel has served on the boards of directors of Sechrist Industries Inc., ARC Broward Inc. and Physicians Healthcare Plans, Inc.

         Lawrence M. Mullen joined the Company in May 1995. Mr. Mullen has held the position of Vice President and Chief Operating Officer of Pediatrix since August 1998. Prior to his appointment as Chief Operating Officer, Mr. Mullen served as the Company's Vice President and Chief Financial Officer. Mr. Mullen was Senior Vice President and Chief Financial Officer of Medical Care America, Inc. from May 1993 until its acquisition by Columbia/HCA Healthcare Corporation in September 1994. Mr. Mullen served as a consultant to Columbia/HCA from November 1994 until joining Pediatrix. Prior to joining Medical Care America, Inc., Mr. Mullen was a partner of KPMG LLP, where he was employed from 1964 to 1993.

         Karl B. Wagner joined Pediatrix Medical Group, Inc. in May 1997 and was appointed Chief Financial Officer in August 1998. Prior to his appointment, Mr. Wagner served as Controller, and was responsible for all accounting and financial operations, including Securities and Exchange Commission reporting. Prior to joining Pediatrix, Mr. Wagner was Chief Financial Officer for the East Region of Columbia/HCA's Ambulatory Surgery Division from January 1995 until joining the Company. From July 1993 through January 1995, Mr. Wagner was Assistant Controller of Medical Care International, Inc., a subsidiary of Medical Care America, Inc.

         Kristen Bratberg joined the Company in November 1995 as Vice President, Business Development. Prior to joining the Company, Mr. Bratberg was employed by Dean Witter Reynolds Inc. in the Corporate Finance Department from May 1987 to November 1995, most recently as a Senior Vice President specializing in the healthcare industry.

         Bruce A. Jordan joined the Company in April 1997 as Vice President, General Counsel and Corporate Secretary. Prior to joining the Company, Mr. Jordan was Vice President and General Counsel of Del Monte Fresh Produce ("Del Monte") from May 1994 until joining the Company, and from October 1990 until May 1994 he served as Assistant General Counsel of Del Monte.

         M. Douglas Cunningham, M.D. has been employed by the Company since June 1996. Dr. Cunningham served as Vice President and Chief Medical Officer from June 1996 to June 1997, at which time he was appointed Vice President, Regional Medical Operations. In October 1996, Dr. Cunningham was appointed director. Dr. Cunningham has over 25 years experience as a practicing neonatologist and professor of pediatrics and neonatology. From 1988 until joining the Company, Dr. Cunningham served as the Senior Vice President, Medical Operations with Infant Care Management Services, Inc. Dr. Cunningham has also served as a professor at several medical schools, most recently as a Clinical Professor of Pediatrics at the University of California, Irvine, and has published numerous medical articles.

         Cesar L. Alvarez was appointed as a director in March 1997. Mr. Alvarez has been a lawyer with the law firm of Greenberg Traurig, P.A. for over 20 years, where he has served as the chairman of its corporate, securities and banking department and currently serves as the firm's Chief Executive Officer and Managing Shareholder. Mr. Alvarez also serves as a director of Atlantis Plastics, Inc., Texpack, N.V. and Watsco, Inc.

         Michael B. Fernandez was appointed as a director in October 1995. Mr. Fernandez has served since 1992 as Chairman of the Board and Chief Executive Officer of Physicians Healthcare Plans, Inc., a Florida - based health maintenance organization. Prior to that time, Mr. Fernandez served from 1990 to 1992 as Executive Vice President of Product Development and Marketing as well as Chief Executive Officer of certain indemnity subsidiaries of CAC-United Healthcare Plans of Florida, Inc., a publicly - held managed care company.

Meetings and Committees of the Board of Directors

         The Board of Directors held five meetings during 1998 and took certain actions by unanimous written consent. Each director attended at least 75 percent of the aggregate of (i) the number of such meetings, and (ii) the number of meetings of committees of the Board of Directors held during 1998.

         Mr. Fernandez and Mr. Albert H. Nahmad were members of the 1998 Audit Committee, which was established in January 1996. On February 16, 1999, the Board of Directors appointed Cesar Alvarez as a member and Chairman of the Audit Committee along with Messrs. Fernandez and Stamps (who replaced Mr. Nahmad at the time of his resignation from the Board of Directors and served until his own resignation in May 1999). The duties and responsibilities of the Audit Committee include (a) recommending to the full Board the appointment of the Company's auditors and any termination of engagement, (b) reviewing the plan and scope of audits, (c) reviewing the Company's significant accounting policies and internal controls, and (d) having general responsibility for all related auditing matters. The Audit Committee held one stand-alone meeting and participated in various meetings held by the full Board of Directors in 1998.

         Messrs. Evans, Fernandez and Nahmad were members of the 1998 Compensation Committee, with Mr. Evans as Chairman of the Compensation Committee. In February 1999, Mr. Nahmad resigned from his position as a director and as a member of the Compensation Committee. In May 1999, Mr. Evans resigned from his position as a director and member of the Compensation Committee. The Compensation Committee is responsible for setting and administering policies that govern annual compensation of the Company's executive officers. The Compensation Committee has the exclusive power and authority to make compensation decisions and make recommendations to the Board of Directors on compensation matters affecting the Company's executive officers. The Compensation Committee also administers the Company's stock option plan, stock purchase plans and incentive plans for executive officers. The Compensation Committee held one meeting in 1998.

Director Compensation

         The Company pays each director who is neither an employee nor is associated with one of the Company's principal shareholders an annual director's fee of $7,500, payable quarterly, a $1,000 fee for each meeting of the Board of Directors attended by such director and, if not held in conjunction with a regular meeting of the Board of Directors, a $500 fee for each committee meeting attended. In addition, each non-employee director not affiliated with one of the Company's principal shareholders (an "Outside Director") receives options to purchase 5,000 shares of Common Stock on such director's initial appointment to the Board, which options become fully exercisable on the one-year anniversary date of the grant. The unexercised portion of any option granted to an Outside Director becomes null and void three months after the date on which such Outside Director ceases to be a director of the Company for any reason. The Company also reimburses all directors for out-of-pocket expenses incurred in connection with the rendering of services as a director. Dr. Cunningham also serves as Vice President, Regional Medical Operations pursuant to an employment agreement with the Company which provides for an annual salary of $150,000 plus a performance bonus. During 1998, Dr. Cunningham received compensation of $336,017 including bonuses for services rendered to the Company.


Compensation Committee Interlocks and Insider Participation

         Mr. Fernandez, a member of the Company's Compensation Committee, is also a director and executive officer of Physicians Healthcare Plans, Inc. Dr. Medel served on the Board of Directors of PHP Holdings, Inc., the parent company of Physicians Healthcare Plans, Inc., through October 1998.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION


Summary of Cash and Certain Other Compensation

         The following table sets forth certain summary information concerning compensation paid or accrued by the Company and its subsidiaries to or on behalf of the Company's Chief Executive Officer and each of the most highly compensated executive officers of the Company who were serving as executive officers at the end of the last completed fiscal year, whose total annual salary and bonus, determined as of the end of the last fiscal year, exceeded $100,000 (collectively, the "Named Executive Officers"), for the fiscal years ended December 31, 1998, 1997, and 1996.

                           SUMMARY COMPENSATION TABLE


                                                                                   Long-Term
                                                                                 Compensation
                                               Annual Compensation(1)          -----------------
                                       --------------------------------------- No. of Securities     All Other
                                        Fiscal                                    Underlying       Compensation
 Name and Principal Position             Year        Salary($)       Bonus ($)      Options             (3)
-------------------------------------  ---------   -----------     ----------- -----------------   ------------
Roger J. Medel, M.D., M.B.A.             1998       $400,000        $782,350(2)       50,000           $6,400
   President and Chief Executive         1997        400,000         100,000(2)      200,000            6,400
   Officer..........................     1996        397,984         539,000(2)      200,000            3,595

Lawrence M. Mullen                       1998       $250,000        $150,000(2)       50,000           $6,400
   Vice President and Chief              1997        250,000          50,000(2)       50,000            6,400
   Operating Officer................     1996        169,309          50,000(2)       50,000            6,000

   Karl B. Wagner                        1998       $105,000         $50,000(2)       25,000           $4,600
   Vice President and Chief Financial
   Officer (4)

Kristen Bratberg                         1998       $200,000      $1,138,722          50,000           $6,400
   Vice President, Business              1997        200,000       1,017,077          50,000            6,400
   Development......................     1996        200,000         699,000              -0-           6,000

Bruce A. Jordan                          1998       $180,000         $30,000(2)            0           $6,400
   Vice President, General Counsel       1997        117,778          20,000(2)       20,000            3,533
   and Corporate Secretary (5)......

----------------------------------

(1) The column for "Other Annual Compensation" has been omitted because there is no compensation required to be reported in such columns. The aggregate amount of perquisites and other personal benefits provided to each officer listed above is less than 10% of the total annual salary and bonus of such officer.
(2) Includes bonuses paid in a subsequent year for services performed in the year reported.
(3)    Reflects matching contributions to the Company's 401(k) plan.
(4) Mr. Wagner joined the Company as Controller in May 1997 and was appointed as Chief Financial Officer in August 1998.
(5)    Mr. Jordan joined the Company in April 1997.

Option Grants Table

         The following table sets forth certain information concerning grants of stock options made during fiscal 1998 to the Named Executive Officers.

                                                     Individual Option Grants in 1998 Fiscal Year
                                  -----------------------------------------------------------------------------------
                                                 % of Total                              Potential Realizable Value
                                                   Options                               at Assumed Annual Rates of
                                                 Granted to    Exercise                   Stock Price Appreciation
                                     Number       Employees      Price                       For Option Term(1)
                                   of Options     in Fiscal       Per      Expiration    ----------------------------
              Name                   Granted        1998       Share(2)       Date           5%             10%
--------------------------------  ------------    ----------   ---------   -----------   ----------------------------
Roger J. Medel, M.D. M.B.A.......      50,000       5.76%       $38.125     1/28/2008      $1,198,830    $3,038,072
Lawrence M. Mullen...............      50,000       5.76%        36.125     1/9/2008        1,135,941     2,878,697
Karl B. Wagner...................      15,000       1.15%        36.125     1/9/2008          340,782       863,609
                                       10,000       1.73%        32.500     6/15/2008         204,391       517,966
Kristen Bratberg.................      50,000       5.76%        36.125     1/9/2008        1,135,941     2,878,697
Bruce A. Jordan..................           0          -             -             -                0             0

-------------------
(1) The dollar amounts set forth in these columns are the result of calculations at the five percent and ten percent rates set by the Securities and Exchange Commission, and therefore are not intended to forecast possible future appreciation, if any, of the market price of the Common Stock.
(2) All options were granted at exercise prices equal to the fair market value of the Common Stock on the date of grant.


Stock Option Exercises and Year-End Option Value Table

         The following table sets forth certain information concerning option exercises in fiscal 1998, the number of stock options held by the Named Executive Officers as of December 31, 1998 and the value (based on the fair market value of a share of stock at fiscal year-end) of in-the-money options outstanding as of such date.



                                 Number of                Number of Unexercised    Value of Unexercised In-the-Money
                                  Shares                        Options at                       Options at
                                 Acquired                   December 31, 1998              December 31, 1998(1)
                                    on       Value    --------------------------   ---------------------------------
             Name                Exercise   Realized  Exercisable  Unexercisable     Exercisable      Unexercisable
-------------------------------
Roger J. Medel, M.D. M.B.A....        --          --      770,000      250,000     $32,401,540       $5,1111,460
Lawrence M. Mullen............        --          --      150,000      100,000       5,823,960         2,672,915
Karl B. Wagner................        --          --        3,334       31,666         103,146           837,792
Kristen Bratberg..............        --          --      116,667       83,333       4,584,385         2,221,865
Bruce A. Jordan...............        --          --        6,667       13,333         206,260           412,490

-----------------
(1) The closing sale price for the Company's Common Stock as reported on the New York Stock Exchange on December 31, 1998 was $59.94. Value is calculated by multiplying (a) the difference between $59.94 and the option exercise price by (b) the number of shares of Common Stock underlying the option.

Employment Contracts and Termination of Employment Agreements

         The Company has entered into employment agreements with a number of the executive officers (collectively the "Employment Agreements"). Pursuant to the Employment Agreements, Dr. Medel, Messrs. Mullen, Bratberg, and Mr. Jordan receive base salaries of $400,000, $250,000, $200,000 and $180,000, respectively. The Employment Agreements also provide that such executives are eligible to receive performance bonuses. The Employment Agreements provide for payments to the executives upon termination after a Change in Control (as defined) in amount equal to 200% of average annual compensation for Dr. Medel, and 100% of the average annual compensation for each of Mr. Mullen, Mr. Bratberg and Mr. Jordan for the five taxable years prior to such termination. The executive officers each hold options to purchase Common Stock granted under the Company's Amended and Restated Stock Option Plan. The Employment Agreements provide that, to the extent not already exercisable, such options will become exercisable if the executive's employment is terminated within a 12-month period after a Change in Control. The Employment Agreements further provide that each executive shall not compete with the Company during the employment term and for a period of one year thereafter following the termination of the agreement for any reason.


Compensation Committee Report on Executive Compensation

         Under rules established by the Securities and Exchange Commission, the Compensation Committee of the Board of Directors of the Company is required to provide a report explaining the rationale and considerations that led to fundamental compensation decisions affecting the Company's executive officers (including the Named Executive Officers) during the past fiscal year.

         General. The Compensation Committee is comprised of independent directors and is responsible for setting and administering policies that govern annual compensation of the Company's executive officers, as well as the Company's stock option, employee stock purchase and incentive compensation plans. The Compensation Committee's general philosophy with respect to the compensation of the Company's executive officers is to offer competitive compensation programs designed to attract and retain key executives critical to the long-term success of the Company and to recognize an individual's contribution and personal performance. Such compensation programs include a base salary and an annual performance-based bonus as well as stock option plans and incentive plans designed to provide long-term incentives. In addition, the Compensation Committee may recommend the grant of discretionary bonuses to the Company's executive officers.

         In establishing the Company's executive compensation program, the Compensation Committee takes into account current market data and compensation trends for comparable companies, and gauges achievement of corporate and individual objectives. The base salaries of the Named Executive Officers have been fixed at levels which the Compensation Committee believes are competitive with amounts paid to senior executives with comparable qualifications, experience and responsibilities. Performance bonuses have been structured to reinforce the achievement of both short and long-term corporate objectives. The Company utilizes stock options to foster a long-term perspective aligned with that of its shareholders. The salaries for each of the Named Executive Officers is set forth in such executive's employment agreement.

         1998 Compensation for the Chief Executive Officer. In October of 1998, the Company amended and restated Dr. Medel's employment agreement, which provides for a base salary of $400,000 per year and a five-year term. Dr. Medel is also entitled to receive a performance bonus of $100,000 in each year that Dr. Medel meets or exceeds certain performance objectives determined by the Compensation Committee. At the 1997 annual shareholders meeting, the shareholders approved the Incentive Plan, pursuant to which Dr. Medel is also entitled to receive incentive compensation. This Incentive Plan incorporates the terms of an incentive bonus previously contained in Dr. Medel's employment agreement. In determining Dr. Medel's overall compensation for 1998, including the grant of stock options, the Compensation Committee evaluated the Company's growth during 1998, which included increases in the following areas: (i) neonatal intensive care units managed by the Company, (ii) the number of perinatologists employed by Obstetrix Medical Group, Inc., a subsidiary of the Company, (iii) the number of patient days, and (iv) revenues. The Compensation Committee believes that these achievements reflect the Chief Executive Officer's strategic leadership for the Company and, as a result, awarded the Chief Executive Officer the bonuses and stock options set forth in the Summary Compensation Table.

         Policy on Deductibility of Incentive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") limits the tax deduction to $1 million for compensation paid to the Company's five most highly compensated executive officers, unless certain requirements are met. In order to comply with Section 162(m), the Stock Option Plan limits the number of shares underlying options awardable during the 10-year term of the Stock Option Plan to any plan participant and is administered by a committee consisting only of "outside directors" (as defined in Section 162(m)). While the tax impact of any compensation is one factor to consider, such impact is evaluated in light of the Compensation Committee's overall compensation philosophy. The Compensation Committee intends to establish executive officer compensation programs which that maximize the Company's deduction if the Compensation Committee determines that such actions are consistent with its philosophy and in the best interests of the Company and its shareholders.

                              Michael B. Fernandez

Performance Graph

         Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the NYSE Composite Index, the NASD Composite Index and the NASD Health Index for the period of September 20, 1995 (the date the Company's Common Stock commenced trading on the Nasdaq National Market) to December 31, 1998. The Company's Common Stock commenced trading on the New York Stock Exchange on September 11, 1996. It was previously traded on the Nasdaq National Market. The closing price of the Company's common stock on December 31, 1998 was $59.94, and the closing price of the Company's common stock on April 30, 1999 was $18.94.

          --------------------------------------------------------------------------------------------------------------------------
          9/20/95    9/29/95    12/29/95     3/29/96      6/28/96     9/30/96     12/31/96     3/31/97     6/30/97     9/30/97
------------------------------------------------------------------------------------------------------------------------------------
Pediatrix  100.00     102.50    137.50       177.50       242.50      250.63       185.00       164.38      229.06      220.63
Medical
Group

NYSE       100.00                                                     117.26       125.23       127.23      147.62      158.73
Composite
Index

NASDAQ     100.00      97.96     99.15       103.78       112.26
Index

NASDAQ     100.00      99.87    115.85       120.78       131.67      131.18       116.00       108.98     121.65       132.35
Health
-----------------------------------------------------------------------------------------------------------------------------------

            ---------------------------------------------------------
            12/31/97     3/31/97     6/30/98     9/30/98     12/31/98
            ---------------------------------------------------------
Pediatrix     213.75     232.50      185.94      224.38       299.69
Medical
Group

NYSE          163.18     182.84      184.74      161.04       190.20
Composite
Index

NASDAQ
Index

NASDAQ        118.56     130.03      118.01       88.67       100.45
Health
            ---------------------------------------------------------

* Assumes $100 invested on 9/20/95 and reinvestment of dividends.


Certain Transactions

         In March 1997 Cesar L. Alvarez was appointed to the Board of Directors of the Company. Mr. Alvarez is the Chief Executive Officer and Managing Shareholder of Greenberg Traurig, P.A. which serves as the Company's principal outside counsel and receives customary fees for legal services. The Company currently anticipates that such arrangement will continue.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than 10 percent of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than 10 percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ending December 31, 1998 all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with, except that one report with respect to one transaction was filed late by Michael Fernandez.


                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         The Company's independent public accountants for year ended December 31, 1998 were and for 1999 will be the firm of KPMG LLP ("KPMG"). It is expected that representatives of such firm will (i) attend the Annual Meeting, (ii) have an opportunity to make a statement if they desire to do so, and (iii) be available to respond to appropriate questions.

         The accounting firm of PricewaterhouseCoopers, LLP (formerly Coopers & Lybrand L.L.P. ("PWC")) was engaged as the principal independent accountants of the Company during fiscal years 1996 and 1997 and throughout fiscal year 1998. The Company also engaged KPMG in January 1999 to audit the Company's 1998 fiscal year as a result of an accounting and auditing enforcement administrative proceeding in which the Securities and Exchange Commission determined that PWC had violated the auditor independence rules. The accountant's report on the financial statements with respect to the Company's 1998 fiscal year was issued by KPMG on March 22, 1999. On March 29, 1999, the Audit Committee of the Board of Directors dismissed PWC as its principal independent accountants. PWC's reports on the financial statements of the Company for the two most recent fiscal years for which PWC issued an audit report did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company's two most recent fiscal years for which PWC issued an audit report and for the interim periods thereafter there were no disagreements between the Company and PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PWC, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.


                                 OTHER BUSINESS

         The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as, in their discretion, they may deem appropriate unless they are directed by a proxy to do otherwise.

                  INFORMATION CONCERNING SHAREHOLDER PROPOSALS

         Pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission, a shareholder intending to present a proposal to be presented at the 2000 Annual Meeting of Shareholders must deliver a proposal in writing to the Company's principal executive offices on or before January 7, 2000.


                                         By Order Of The Board Of Directors


                                         Roger J. Medel, M.D., M.B.A.
                                         President and Chief Executive Officer


Fort Lauderdale, Florida
May 7, 1999

                                  FORM OF PROXY

                          PEDIATRIX MEDICAL GROUP, INC.

                    THIS PROXY IS SOLICITED ON BEHALF OF THE

                        BOARD OF DIRECTORS OF THE COMPANY


         The undersigned, a shareholder of PEDIATRIX MEDICAL GROUP, INC., a Florida corporation (the "Company"), hereby appoints Roger J. Medel, M.D., M.B.A. and Bruce A. Jordan, and each of them, acting alone, as proxies for the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of stock of the Company held of record by the undersigned at the close of business on April 26, 1999 at the Annual Meeting of Shareholders of the Company to be held at the Sheraton Suites, 311 North University Drive, Plantation, Florida 33324, on June 2, 1999 at 10:00 a.m., local time, and at any adjournments thereof.

         The Board of Directors unanimously recommends a vote FOR each proposal.

         1. ELECTION OF               Roger J. Medel, M.D., M.B.A.
            DIRECTORS                 M. Douglas Cunningham, M.D.
                                      Cesar L. Alvarez
                                      Michael B. Fernandez
                                      Waldemar A. Carlo, M.D.

            [  ]  VOTE FOR all nominees listed above, except
                  authority to vote withheld from the following nominees
                  (if any).

            [  ]  AUTHORITY TO VOTE WITHHELD from all nominees.

         2. Upon such other matters as may properly come before such Annual Meeting or any adjournments thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL OF THE PROPOSALS.

                               (See reverse side)

                           (Continued from other side)

         The undersigned hereby acknowledges receipt of (1) the Notice of Annual Meeting for the 1999 Annual Meeting, (2) the Proxy Statement, and (3) the Company's Form 10-K for the fiscal year ended December 31, 1998.



Dated: _________________, 1999



----------------------------------
(Signature)


----------------------------------
(Signature if held jointly)


IMPORTANT: Please sign exactly as your name appears hereon and mail it promptly even though you now plan to attend the meeting. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. When shares are held by joint tenants, both should sign. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY PROMPTLY USING THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.